UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Arkansas	0-6253	71-0407808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Main Street
Pine Bluff, Arkansas		71601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 870 541-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2023, the boards of directors of Simmons First National Corporation (“Company”) and its wholly owned bank subsidiary, Simmons Bank (“Bank”), appointed Charles Daniel Hobbs Executive Vice President and Chief Financial Officer of both the Company and the Bank, effective December 4, 2023. Mr. Hobbs (age 50) will serve in these roles until such time as his successor is appointed, or his earlier death, resignation, or removal, and will report to James M. Brogdon, who currently serves as President and Chief Financial Officer of the Company and the Bank (and who will remain President of the Company and the Bank following the effective date of Mr. Hobbs’ appointments).

Mr. Hobbs is joining the Company and the Bank from Regions Bank (“Regions”), a commercial bank based in Alabama and a subsidiary of Regions Financial Corporation, where he has worked in finance roles since 2007 and, since 2019, served as Regions’ Executive Vice President and Head of Finance (and, prior to that, as its Consumer Chief Financial Officer, as well as other roles). As Executive Vice President and Head of Finance at Regions, Mr. Hobbs oversaw all finance related activities for Regions’ three lines of business – consumer, corporate, and wealth – as well as all support groups, strategic insights and analytics, and financial systems. As Consumer Chief Financial Officer at Regions, Mr. Hobbs led all finance related activities for Regions’ consumer business line. Mr. Hobbs holds a bachelor’s degree in accounting from the University of Alabama at Birmingham. He also is a graduate (with honors) of the Consumer Bankers Association Executive Banking School and currently serves as one of its faculty members.

In connection with Mr. Hobbs’ appointments, he will receive a cash signing bonus of $225,000 (subject to a repayment agreement if, among other things, he resigns within two years); an award of 21,000 restricted stock units, which will vest on a pro-rata basis over five years; an annual base salary of $475,000; and an annual executive stipend of $12,000. In addition, beginning in 2024, Mr. Hobbs will be eligible to receive a target equity incentive award equal to 90% of base salary – with an opportunity of up to 150% of target – and a target cash incentive bonus equal to 75% of base salary – with an opportunity of up to 200% of target. Mr. Hobbs is also expected to enter into a change in control agreement, an indemnification agreement, and a supplemental defined benefit retirement agreement. Further, Mr. Hobbs will be eligible to receive customary benefits offered to Company and Bank executives and employees generally, as well as reimbursement of certain relocation expenses (which reimbursement will be subject to a repayment agreement if he resigns within two years).

Mr. Hobbs does not have any family relationships with any of the Company’s directors or executive officers. Mr. Hobbs is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 28, 2023, the Company issued a press release announcing the appointments of Mr. Hobbs. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date:	November 28, 2023	By:	/s/ James M. Brogdon
James M. Brogdon, President and Chief Financial Officer